UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 3, 2005

KOMAG, INCORPORATED
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-16852	94-2914864
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1710 Automation Parkway, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-576-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 3, 2005, Komag’s Board of Directors appointed Tim Harris as EVP, Chief Operating Officer of Komag.

Since 2004, Mr. Harris served as Chief Operating Officer of iolon, Inc., a supplier of widely tunable lasers and other products for the telecom market. Prior to joining iolon, he served as Senior Vice President for Worldwide Technology Operations for Seagate Technology, a designer and manufacturer of hard disk drives. Mr. Harris joined Seagate in 1990 as Manager of Ferrite Head Manufacturing, subsequently transferring to the position of VP, Managing Director of Malaysian Head Operations and ultimately Senior Vice President of Worldwide Slider and Recording Heads Operations. Before joining Seagate, Mr. Harris held manufacturing and management positions at Conner Peripherals, Domain Technology and Memorex. Mr. Harris, age 50, holds a master’s degree in business administration from Santa Clara University and a bachelor’s degree from the University of California, Santa Cruz.

In connection with Mr. Harris’s appointment, Komag entered into an executive employment agreement with him effective October 3, 2005. The material terms of the agreement are described below.

Term. The agreement specifies a term of employment of twenty-four months from the effective date of the agreement.

Salary and Benefits. Mr. Harris will be paid an annual base salary of $365,000. In addition, Mr. Harris will be eligible to participate in Komag’s Target Incentive Plan and will be entitled to participate in Komag’s current employee benefit plans.

Equity. The Compensation Committee of the Board of Directors has approved a restricted stock grant to Mr. Harris of 60,000 shares of Komag’s common stock.

Separation Benefits. The agreement provides, among other benefits, that if Mr. Harris’s employment terminates other than voluntarily or for "cause" prior to a "change of control" (as such terms are defined in the agreement) or more than six months following a change in control, Mr. Harris will receive a severance amount equal to twelve months of base salary, and vesting acceleration of his outstanding and unvested non-qualified stock options and restricted stock. Further, if Mr. Harris’s employment terminates other than voluntarily or for cause within six months following the consummation of a change of control, he will receive the benefits described in the preceding sentence, plus an additional cash payment based on target incentive bonus amounts.

The form of executive employment agreement will be filed as an exhibit to Komag’s Form 10-Q for the third quarter of 2005.

In addition to Mr. Harris, the following officers continue to report to T.H. Tan, Chief Executive Officer with the titles set forth opposite their names below:

Dr. Michael Russak, EVP, Chief Technical Officer; Kathleen Bayless, SVP, Chief Financial Officer; Ray Martin, EVP, Customer Sales and Service; Peter Norris, EVP, Strategic Business Development; and William Hammack, SVP, Human Resources.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOMAG, INCORPORATED

October 7, 2005	By:	Kathleen A. Bayless

Name: Kathleen A. Bayless
Title: Senior Vice President, Chief Financial Officer